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                                                                    EXHIBIT (3)










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                                     (LOGO)


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hydrogenics Corporation will be held in Room CC3 of Osler, Hoskin & Harcourt LLP, 63rd Floor, 1 First Canadian Place, Toronto, Ontario, Canada on Thursday, the 6th day of June, 2002 at 10:00 a.m. (Toronto time) for the purposes of:

     1. receiving the financial statements of the Corporation for the fiscal year ended December 31, 2001 and the report of the auditors thereon;

     2. electing Frank Colvin, Dr. Robert Lee and Pierre Rivard to act as directors of the Corporation, each to hold office until the next annual meeting of the shareholders of the Corporation;

     3. electing Boyd Taylor and Don Morrison to act as directors of the Corporation, to hold office until the annual meeting of the shareholders of the Corporation to be held in 2004;

     4. electing Norman Seagram, Donald J. Lowry and Joseph Cargnelli to act as directors of the Corporation, each to hold office until the annual meeting of the shareholders of the Corporation to be held in 2005;

     5. re-appointing PricewaterhouseCoopers LLP as auditors and authorizing the Board of Directors to fix their remuneration; and

     6. transacting such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

DATED at Toronto, Ontario, April 26, 2002


                                                  BY ORDER OF THE BOARD

                                                  (Signature)

                                                  Jonathan I. Lundy
                                                  Vice President, Strategic
                                                  Development and
                                                  Corporate Secretary

    IF YOU CANNOT BE PRESENT TO VOTE IN PERSON AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. Reference is made to the accompanying Management Information Circular for further information regarding completion and use of the proxy and other information pertaining to the meeting.